UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2019

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400

Burlingame, CA  94010

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Equity Line of Credit

On November 8, 2019, Humanigen, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company has the right to sell to LPC up to $20,000,000 in shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Purchase Agreement.

Under the Purchase Agreement, the Company has the right, from time to time at its sole discretion and subject to certain conditions, to direct LPC to purchase up to 100,000 shares of Common Stock, with such amounts increasing based on certain threshold prices but not to exceed $750,000 in total proceeds on any purchase date. The purchase price of shares of Common Stock pursuant to the Purchase Agreement will be based on the market prices of the Common Stock at the time of such purchases as set forth in the Purchase Agreement. Such sales of Common Stock by the Company, if any, may occur from time to time, at the Company’s option, over the 36-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other terms and conditions of the Purchase Agreement are satisfied.

In addition to regular purchases, as described above, the Company may also direct LPC to purchase additional amounts as accelerated purchases if the closing sale price of the Common Stock is not below certain threshold prices, as set forth in the Purchase Agreement. In all instances, the Company may not sell shares of its Common Stock to LPC under the Purchase Agreement if it would result in LPC beneficially owning more than 4.99% of the Common Stock then outstanding.

LPC represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities to LPC pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of, and Regulation D under, the Securities Act.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. During any “event of default” under the Purchase Agreement, all of which are outside of LPC’s control, LPC does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other sale of shares to LPC until such event of default is cured.

Actual sales of shares of Common Stock to LPC under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. In consideration for entering in the Purchase Agreement, the Company has agreed to pay to LPC a commitment fee in shares of Common Stock. The Company will not receive any cash proceeds from the issuance of these shares.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to LPC. The Company expects that any proceeds received by the Company from such sales to LPC will be used for working capital and general corporate purposes.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Additional Bridge Financing

On November 12, 2019, the Company made two short-term, secured bridge notes (the “Notes”) evidencing an aggregate of $350,000 of loans made to the Company by two parties: Cheval Holdings, Ltd., an affiliate of Black Horse Capital, L.P., the Company’s controlling stockholder, lent $250,000; and Cameron Durrant, M.D., MBA, the Company’s Chief Executive Officer and Chairman of the Board of Directors, lent $100,000. The proceeds from the Notes will be used for working capital and general corporate purposes.

The Notes rank on par with the similar short-term, secured bridge notes made by the Company in June 2019, and possess other terms and conditions substantially consistent with those notes. The Notes bear interest at a rate of 7.0% per annum and will mature on December 31, 2019. The Notes may become due and payable at such earlier time as the Company raises more than $3,000,000 in a bona fide financing transaction or upon a change in control. The Notes also are secured by a lien of substantially all of the Company’s assets.

Upon an event of default, which events include, but are not limited to, (1) the Company failing to timely pay any monetary obligation under the Notes; (2) the Company failing to pay its debts generally as they become due and (3) the Company commencing any proceeding relating to the Company under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar laws of any jurisdiction now or hereafter in effect, the interest payable on the Notes increases to 10.0% per annum. Further, upon certain events of default, all payments and obligations due and owed under the Notes shall immediately become due and payable without demand and without notice to the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information presented under the caption “Additional Bridge Financing” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information presented under the caption “Equity Line of Credit” in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of November 8, 2019 by and between Humanigen, Inc. and Lincoln Park Capital Fund, LLC.
10.2	Registration Rights Agreement, dated as of November 8, 2019, by and between Humanigen, Inc. and Lincoln Park Capital Fund, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Humanigen, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: November 12, 2019